UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2015 (June 29, 2015)

Hercules Technology Growth Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of Principal Executive Offices)		(Zip Code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 29, 2015, Hercules Technology Growth Capital, Inc. (the “Company”), through a special purpose wholly-owned subsidiary, Hercules Funding II LLC (“Hercules Funding II”), entered into an Amended and Restated Loan and Security Agreement (the “Amended Wells Facility”) with Wells Fargo Capital Finance, LLC, as a lender and as the arranger and the administrative agent (“Wells Fargo”), and the lenders party thereto from time to time. The Amended Wells Facility amends, restates, and otherwise replaces the Loan and Security Agreement entered into on August 25, 2008, as such agreement was amended from time to time (the “Original Wells Facility”), to, among other things, consolidate prior amendments and update certain provisions to reflect current operations and personnel of the Company and Hercules Funding II. Many other terms and provisions of the Amended Wells Facility remain the same or substantially similar to the terms and provisions of the Original Wells Facility.

Under the Amended Wells Facility, Wells Fargo has made commitments of $75.0 million. The Amended Wells Facility contains an accordion feature, in which the Company can increase the credit line up to an aggregate of $300.0 million, funded by additional lenders and with the agreement of Wells Fargo and subject to other customary conditions. Borrowings under the Amended Wells Facility will generally bear interest at a rate per annum equal to LIBOR plus 3.25%, and the Amended Wells Facility will have an advance rate of 50% against eligible debt investments. The Amended Wells Facility is secured by all of the assets of Hercules Funding II. The Amended Wells Facility requires payment of a non-use fee on a scale of 0.0% to 0.50% depending on the average monthly outstanding balance under the facility relative to the maximum amount of commitments at such time.

The Amended Wells Facility also includes various financial and other covenants applicable to the Company and the Company’s subsidiaries, in addition to those applicable to Hercules Funding II, including covenants relating to certain changes of control of the Company and Hercules Funding II. Among other things, these covenants also require the Company to maintain certain financial ratios, including a maximum debt to worth ratio, minimum interest coverage ratio, minimum portfolio funding liquidity, and a minimum tangible net worth in an amount, when added to outstanding subordinated indebtedness, that is in excess of $500.0 million plus 90% of the cumulative amount of equity raised after June 30, 2014. The Amended Wells Facility provides for customary events of default, including, without limitation, with respect to payment defaults, breach of representations and covenants, certain key person provisions, cross default provisions to certain other debt, lien and judgment limitations, and bankruptcy.

The Amended Wells Facility matures on August 2, 2018, unless sooner terminated in accordance with its terms.

The foregoing description of the Amended Wells Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibit 10.1 and Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Loan and Security Agreement dated as of June 29, 2015.

10.2	Amended and Restated Sale and Servicing Agreement dated as of June 29, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date: June 30, 2015	By:	/s/ Andrew Olson
Andrew Olson
Chief Financial Officer